FOLEY & LARDNER

                                ATTORNEYS AT LAW

CHICAGO                           FIRSTAR CENTER                     SACRAMENTO
DENVER                      777 EAST WISCONSIN AVENUE                 SAN DIEGO
JACKSONVILLE             MILWAUKEE, WISCONSIN 53202-5367          SAN FRANCISCO
LOS ANGELES                  TELEPHONE (414) 271-2400               TALLAHASSEE
MADISON                      FACSIMILE (414) 297-4900                     TAMPA
MILWAUKEE                                                      WASHINGTON, D.C.
ORLANDO                                                         WEST PALM BEACH

                               September 22, 1999




Edison Control Corporation
777 Maritime Drive
P.O. Box 308
Port Washington, Wisconsin  53074-0308

Ladies and Gentlemen:

         We have acted as counsel for Edison Control Corporation, a New Jersey corporation (the "Company"), in conjunction with the preparation of a Form S-8 Registration Statement (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 200,000 shares of the Company's common stock, $.01 par value (the "Common Stock"), which may be issued pursuant to the Edison Control Corporation 1999 Equity Incentive Plan (the "Plan").

         We have examined: (i) the Plan; (ii) the Registration Statement; (iii) the Company's Certificate of Incorporation and By-laws; (iv) resolutions of the Company's Board of Directors relating to the Plan; and (v) such other documents and records as we have deemed necessary to enable us to render this opinion.

         Based on the foregoing, we are of the opinion that:

         1. The Company is a corporation validly existing under the laws of the State of New Jersey.

         2. The Common Stock, when issued and paid for in the manner set forth in the Plan, will be validly issued, fully paid and nonassessable and no personal liability will attach to the ownership thereof.

         Our opinions expressed herein are limited to the laws of the State of Wisconsin and the laws of the United States of America and in rendering such opinions we have assumed with your permission, and without any independent investigation, that the substantive laws of

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FOLEY & LARDNER
     Edison Control Corporation
     September 22, 1999
     Page 2


any other jurisdiction that might be applicable are identical in all relevant respects to the substantive laws of the State of Wisconsin.

         We consent to the use of this opinion as an Exhibit to the Registration Statement. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

                                 Yours truly yours,

                                 /s/Foley & Lardner

                                 FOLEY & LARDNER